EXHIBIT 10.22

LEASE AGREEMENT

This Lease Agreement (“Lease”) is entered into by and between the undersigned Landlord and Tenant on this the 5th day of April, 2019, in accordance with the terms and conditions hereinafter set forth.

ARTICLE 1. BASIC PROVISIONS AND CERTAIN DEFINED LEASE TERMS

1.1 When used herein, the following terms shall have the indicated meanings:

A.	Landlord: S.H.J., L.L.C.

Address of Landlord: 120 S. Central Ave. Suite 1800, St. Louis, MO 63105

B.	Tenant: 1847 Goedeker Inc.

Address of Tenant: 13850 Manchester Road, St. Louis, MO 63011

C.	Leased Premises: Land and improvements located thereon located in the County of St. Louis and commonly known as 13850 Manchester Rd., St. Louis, Missouri 63011, which is more particularly described and/or depicted in Exhibit “A” attached hereto and incorporated herein by reference.

D.	Lease Term: Beginning on the Commencement Date and expiring on the Termination Date.

E.	Commencement Date: April 5, 2019.

F.	Termination Date: Five years after commencement date unless otherwise terminated as permitted herein.

G.	Lease Year: A period of twelve (12) consecutive calendar months beginning on the Commencement Date.

H.	Rent:

Base Rent: $540,000 per year ($45,000 per month)

Additional Rent:

(1)	Initial Tax Payment $8,617.50 to be adjusted according to Article 4.

(2)	Initial Insurance Payment: $1,726 to be adjusted according to Article 4.

I.	Security Deposit: $45,000.

J.	Permitted Use: Operation of appliance store together with related existing display, warehouse, and office use.

K.	Parking: Tenant shall be permitted the non-exclusive use of the parking lot located on the Leased Premises, in compliance with all laws and any reasonable rules and regulations of Landlord.

1.2 Each of the foregoing Basic Provisions and Certain Defined Lease Terms shall be construed in conjunction with the references thereto contained in the other provisions of this Lease and shall be limited by such other provisions. Each reference in this Lease to any of the foregoing Basic Provisions and Certain Defined Lease Terms shall be construed to incorporate each term set forth above.

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ARTICLE 2. GRANTING CLAUSE

2.1 In consideration of the obligation of Tenant to pay Rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord the Leased Premises for the Lease Term, unless sooner terminated in accordance with the terms and conditions set forth below.

2.2 EXCEPT AS SPECIFICALLY PROVIDED IN THIS LEASE, TENANT ACKNOWLEDGES THAT LANDLORD HAS MADE NO WARRANTIES TO TENANT AS TO THE CONDITION OF THE LEASED PREMISES, EITHER EXPRESS OR IMPLIED, THAT THE LEASED PREMISES ARE BEING LEASED TO TENANT “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” AND LANDLORD EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, MARKETABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 3. ACCEPTANCE OF LEASED PREMISES

Tenant acknowledges that (a) it has inspected and accepts the Leased Premises, (b) the buildings and improvements comprising the Leased Premises are suitable for the purposes for which they are being leased by Tenant, (c) the Leased Premises are in good and satisfactory condition, and (d) no representation as to the repair of the Leased Premises, nor promises to alter, remodel, or improve the Leased Premises have been made by Landlord, except as expressly set forth herein.

ARTICLE 4. RENT, ADDITIONAL RENT, AND SECURITY DEPOSIT

4.1 Rent shall accrue hereunder from the Commencement Date as set forth in the Basic Provisions and shall be payable at the address of Landlord specified above or such other place as Landlord shall designate in writing to Tenant, from time to time.

4.2 Tenant shall pay to Landlord the Rent in monthly installments in the amounts specified in Section 1.1, without demand, deduction, or setoff, on or before the first day of each calendar month during the Lease Term; provided, that if the Commencement Date should fall on a date other than the first day of a calendar month, there shall be due and payable, a pro-rata portion of the Rent.

4.3 In addition to and separate from the Base Rent, Tenant will be responsible for all Taxes and Insurance Premiums (as such terms are defined below) during the Lease Term and Tenant will pay to Landlord the Tax Payment and the Insurance Payment (collectively, together with any other charges due hereunder by Tenant other than Base Rent being referred to herein as “Additional Rent”) as more particularly described below. Beginning on the Commencement Date, the Tax Payment and the Insurance Payment shall be payable monthly in advance for each and every month thereafter during the Lease Term; except, however, if the Lease Term does not begin on the first day of a calendar month, Tenant shall pay a pro-rata portion of such sums for such partial month. As used herein, the following terms shall have the following meanings:

A.	The term “Taxes” shall mean, all taxes, assessments, special assessments, impositions, levies, charges, excises, fees, licenses and other sums levied, assessed, charged or imposed by any governmental authority or other taxing authority or which accrue on the Leased Premises for each calendar year (or portion thereof) during the Lease Term and all penalties, interest and other charges (with respect to Taxes) payable by reason of any delay in or failure or refusal of Tenant to make timely payment as required under this Lease.

B.

The term “Insurance Premiums” shall mean, the total annual insurance premiums which accrue on all fire and extended coverage insurance, boiler insurance, public liability and property damage insurance, rent insurance and other insurance which, from time to time, may at Landlord’s election be carried by Landlord with respect to the Leased Premises during any applicable calendar year (or portion thereof) occurring during the Lease Term.

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4.4 The initial monthly Tax Payment and Insurance Payment set forth in the Basic Provisions are based upon Landlord’s estimated amounts of the Taxes and Insurance Premiums for the first Lease Year, and may be increased or decreased from time to time on notice to Tenant to reflect the then current projected costs of such expenses. Landlord shall total all expenses annually, and reconcile the actual amount of such expenses against Tenant’s total payments. If Tenant’s total payments are less than the actual amount of such expenses, Tenant shall pay the difference to Landlord within five (5) days after demand. If the total payments of Tenant are more than the actual amount of such expenses, Landlord shall retain such excess and credit it against Tenant’s future liabilities for such expenses.

4.5 If there is presently in effect or hereafter adopted any nature of sales tax or use tax or other tax on rents or other sums received by Landlord under this Lease (herein referred to as “Rent Sales Tax”), then in addition to all Rent and other payments to be made by tenant as provided above, Tenant will also pay Landlord a sum equal to the amount of such Rent Sales Tax. The term “Rent Sales Tax” shall not include any income taxes applicable to Landlord.

4.6 Tenant agrees to deposit with Landlord on the date hereof the Security Deposit which shall be held by Landlord, without obligation for interest, as security for the performance of Tenant’s obligations under this Lease. It being understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of an Event of Default, Landlord may use all or part of the Security Deposit to pay past due Rent or other payments due Landlord under this Lease, and the cost of any other damage, injury, expense or liability caused by such Event of Default without prejudice to any other remedy provided herein or provided by law. On demand, Tenant shall pay Landlord the amount that will restore the Security Deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant after termination of this Lease.

ARTICLE 5. USE OF LEASED PREMISES

5.1 The Leased Premises shall be used only for the Permitted Use. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall, at its own cost and expense, comply with all laws, orders, and requirements of all governmental entities with reference to the use and occupancy of the Leased Premises. Tenant shall take care of the Leased Premises and not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Leased Premises and not take any other action which would constitute a nuisance. Without Landlord’s prior written consent, Tenant shall not receive, store or otherwise handle any product, material, or substance which is explosive, highly inflammable or hazardous waste. Tenant will not permit the Leased Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render any insurance thereon void or the insurance risk more hazardous.

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ARTICLE 6. MAINTENANCE AND REPAIR OF LEASED PREMISES AND ALTERATIONS

6.1 Landlord shall be responsible for maintaining the structural soundness of the foundation, exterior walls (except plate glass, windows, doors, door closure devises, window and door frames, molding, locks and hardware, and interior painting or other interior treatments of exterior walls). Tenant shall be responsible for and shall keep all other components of the Leased premises in good order and repair. Landlord shall not be required to make any repairs occasioned by an act of negligence or willful misconduct by Tenant, its employees, subtenants, licensees, or concessionaires. In the event that the Leased Premises should become in need of repairs required to be made by Landlord, Tenant shall give immediate notice thereof to Landlord, and Landlord shall proceed with reasonable diligence to make such repairs. Landlord’s obligation to maintain the aforementioned items shall be limited solely to the cost of such repairs or maintenance or the curing of any defect in the same.

6.2 Landlord reserves the right to alter or modify the building of which the Leased Premises are a part when such alterations or modifications are required by governmental laws, codes, ordinances, regulations, or any other applicable authorities, including, without limitation, the Americans with Disabilities Act of 1990, as subsequently amended or modified (the “ADA”). If any such modification is predicated by Tenant’s particular use of the Leased Premises the cost shall be borne entirely by Tenant and Tenant shall reimburse Landlord for same promptly upon demand.

6.3 Except for repairs and replacement required to be made by Landlord under the provisions of this Article 6 and Article 12 (Damage by Casualty), Tenant shall keep the Leased Premises in a good and clean condition, ordinary wear and tear excepted, and shall at its sole cost and expense make all needed repairs and replacements, including cracked or broken glass, any special store front, windows, doors, heating system, plumbing work, pipes and fixtures, air-conditioning equipment, roof and the interior of the Leased Premises generally and other improvements of the Tenant outside the Leased Premises, if any, together with such repairs, replacements and alterations required by any governmental authority in connection with Tenant’s use and operation of the Leased Premises. In addition, Tenant shall be responsible for maintaining in a good, neat and clean condition, reasonable wear and tear excepted, all parking, driveway and landscaped areas located at the Leased Premises. If any repairs required to be made by Tenant hereunder are not initiated and pursued diligently within ten (10) days after notice is delivered to Tenant by Landlord, Landlord may at its option make such repairs, and Tenant shall pay to Landlord upon demand the reasonable cost of such repairs. Landlord agrees to afford to Tenant the benefit of any guaranties or warranties of third parties which may be applicable to air-conditioning equipment and other machinery and equipment installed by Landlord in the Leased Premises, without recourse upon Landlord.

6.4 Tenant, at its own cost and expense, shall enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor approved by Landlord for servicing all hot water, heating and air conditioning systems and equipment within the Leased Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and must become effective and a copy thereof delivered to Landlord within fifteen (15) days of the date Tenant takes possession of the Leased Premises.

6.5 Tenant shall not make any openings in the roof or exterior walls, nor make any alterations, additions, or improvements to the Leased Premises without the prior written consent of Landlord except for the installation of unattached, removable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Leased Premises. All alterations, additions, improvements and fixtures (other than unattached, movable trade fixtures of Tenant as permitted herein) upon the Leased Premises, including, but not limited to, the HVAC system, pipes, paneling or other wall covering, any linoleum or other floor covering of similar character which may be cemented or otherwise adhesively affixed to the floor of the Leased Premises, shall remain upon and be surrendered with the Leased Premises and become the property of Landlord at the expiration or earlier termination of this Lease, all without credit or compensation to Tenant, unless Landlord requests their removal, in which event Tenant shall remove the same and restore the Leased Premises to its original condition at Tenant’s sole cost and expense. In addition, Tenant shall put all plumbing or other electrical wiring connections exposed as result of the removal of Tenant’s removable trade fixtures in a safe and workmanlike manner. Tenant’s obligations under this paragraph shall survive the expiration or earlier termination of this Lease

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6.6 All construction work done by Tenant within the Leased Premises shall be performed in a good and workmanlike manner, and in compliance with all governmental requirements and applicable law. Without limitation on the generality of the foregoing, Landlord shall have the right to require that such work be performed in accordance with rules and regulations which Landlord may from time to time reasonably prescribe. All costs of such work shall be paid promptly so as to prevent the assertion of any liens for labor or materials. Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability, damage or injury resulting from such work, which indemnity shall survive the expiration or earlier termination of this Lease, and Tenant shall, if requested by Landlord, furnish a reasonable bond or other security satisfactory to Landlord against any such loss, liability, damage or injury. Whenever Tenant proposes to do any construction work within the Leased Premises, it shall first furnish to Landlord plans and specifications in such detail as Landlord may request covering all such work. In no event shall any construction work be commenced within the Leased Premises without Landlord’s written approval of such plans and specifications.

ARTICLE 7. LANDLORD’S RIGHT OF ACCESS

7.1 Landlord and its employees, contractors, agents and representatives shall have the right to enter upon the Leased Premises during normal business hours (or at time for emergency reasons) and with at least twenty-four hours’ notice (unless for emergency reasons in which case no notice is required), for the purpose of inspecting the same, or of making repairs or additions to the Leased Premises, or of showing the Leased Premises to prospective purchasers, tenants or lenders. In an emergency, Landlord (or its agents, representatives or employees) may use any means to open any door into or in the Leased Premises without any liability therefor.

ARTICLE 8. SIGNS AND ROOF

8.1 Tenant shall have the right, at Tenant’s sole cost and expense, to install signage at the Premises, subject to and in compliance with any and all applicable laws and governmental requirements and shall be responsible for obtaining any necessary governmental permits or applications therefor. On or before the expiration or earlier termination of this Lease, Tenant shall remove all of Tenant’s signage and restore the Leased Premises to the condition which existed prior to the installation of such signs including, without limitation, any discoloration caused by such installation and/or removal. This obligation of Tenant shall survive the expiration or earlier termination of this Lease. Use of the roof is reserved to the Landlord, provided such use does not unreasonably interfere with Tenant’s occupancy.

ARTICLE 9. UTILITIES AND LIENS

9.1 Tenant shall contract in its own name for all water, gas, electricity, telephone service, sewage services, garbage services, and other utilities used in or upon the Leased Premises during the Lease Term (the “Utility Services”), and Tenant shall pay or cause to be paid when due all charges for the Utility Services. Tenant shall be liable for all maintenance and equipment with respect to the continued operation of Utility Services serving the Leased Premises during the Lease Term. Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims arising from the maintenance of the Utility Services and from all costs and charges for the Utility Services provided to and consumed on the Leased Premises during the Lease Term. In the event any Utility Services are delayed, interrupted or discontinued, whether by reason of repairs, strikes, accidents, inability to obtain fuel or supplies, or other causes, no such interruption or discontinuance of such service shall be deemed an eviction, partial eviction or disturbance of Tenant’s use and possession of the Leased Premises or any part thereof, or render the Landlord liable to Tenant for any damages, or relieve Tenant from performance of Tenant’s obligations under this Lease including without limitation the obligation to pay Rent.

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9.2 Tenant shall not mortgage or otherwise encumber or allow to be encumbered its interest herein without obtaining the prior written consent of Landlord. Should Tenant cause any mortgage, lien or other encumbrance (hereinafter singularly or collectively referred to as “Encumbrance”) to be filed, against the Leased Premises, Tenant shall dismiss or bond against the same within thirty (30) days after the filing thereof. If Tenant fails to remove or bond against said Encumbrance within said thirty (30) days, Landlord shall have the absolute right to remove said Encumbrance by whatever measures Landlord shall deem convenient including, without limitation, payment of such Encumbrance, in which event Tenant shall reimburse Landlord, as Additional Rent, all costs expended by Landlord, including reasonable attorneys fees, in removing said Encumbrance. All of the aforesaid rights of Landlord shall be in addition to any remedies which either Landlord or Tenant may have available to them at law or in equity.

9.3 Tenant's obligations under this Article 9 shall survive the expiration or earlier termination of this Lease.

ARTICLE 10. INSURANCE AND INDEMNITY

10.1 Tenant shall maintain in full force and effect throughout the Lease Term the following insurance policies: (a) commercial general liability insurance in amounts of not less than a per occurrence limit of $1,000,000, and with not less than a $2,000,000 general aggregate insuring Tenant, and as additional insureds, Landlord, if any, against all liability or injury to or death of persons, or damage to property, arising from or related to the use and/or occupancy of the Leased Premises by Tenant or any of Tenant’s agents, employees, contractors or invitees; (b) contractual liability insurance coverage sufficient to cover Tenant’s indemnity obligations under the Lease; (c) all-risk property insurance covering the full replacement value of all personal property of Tenant located within the Leased Premises including, without limitation, Tenant’s equipment, inventory, trade fixtures and supplies; (d) worker’s compensation insurance in statutory form and amounts; and (e) business interruption insurance. All insurance deductibles under Tenant’s insurance coverages shall be the sole responsibility of Tenant without right of reimbursement from Landlord for any reason. Tenant’s insurance shall be primary and non-contributing with or in excess of any insurance coverage carried by Landlord. Prior to taking occupancy, Tenant shall furnish evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder; and Tenant shall obtain a written obligation on the part of each insurance company or insurance broker to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance. Failure of Landlord to demand any insurance certificate or other evidence with these insurance requirements, or failure of Landlord to identify a deficiency from evidence that is provided by Tenant to Landlord, shall not be construed as a waiver of Tenant’s obligation to maintain such coverage.

10.2 Landlord and Tenant waive all claims, rights of recovery and causes of action that either party or any party claiming by, through or under such party may now or hereafter have by subrogation or otherwise against the other party or against any of the other party’s officers, directors, shareholders, partners or employees for any loss or damage that may occur to the Leased Premises, Tenant’s improvements or any of the contents of any of the foregoing by reason of fire or other casualty, or by reason of any other cause except gross negligence or willful misconduct (thus including simple negligence of the parties hereto or their officers, directors, shareholders, partners or employees), that was insured against under the terms of any all risk or fire or extended coverage insurance policies maintained hereunder; provided, however, that the waiver set forth in this Paragraph shall be ineffective against any insurer of Landlord or Tenant to the extent that the waiver is prohibited by the laws or insurance regulations of the state in which the Leased Premises is located or would invalidate any insurance coverage of Landlord or Tenant. Landlord and Tenant hereby agree to cause (if available) an endorsement to be issued to their respective insurance policies recognizing this waiver of subrogation

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10.3 Except as specifically provided below, Tenant assumes liability for, and agrees to defend, indemnify, protect and hold harmless Landlord, its successors, assigns, affiliates, directors, shareholders, partners, contractors, employees and agents (all of the prior parties individually and collectively, the “Landlord’s Related Parties”) from and against, all liabilities, obligations, fines, demands, judgments, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including court costs and reasonable attorneys’ fees) of every kind or character (a) arising from any breach, violation or non-performance of any term, provision, covenant, agreement or condition on the part of Tenant hereunder, (b) recovered from or asserted against any of the Landlord’s Related Parties on account of injury or damage to person or property to the extent that any such damage or injury may be incident to, arise out of or be caused, by any act, omission, negligence or misconduct on the part of Tenant or any of its agents, servants, employees, contractors, or invitees or of any other person entering upon the Leased Premises under or with the express or implied invitation or permission of Tenant, or (c) arising from or arising out of the occupancy or use by Tenant, its agents, servants, employees, contractors or invitees of the Leased Premises or arising from or out of any event, circumstance, or occurrence within the Leased Premises, howsoever caused. Such indemnification of any of the Landlord’s Related Parties by Tenant shall be effective except to the extent such damage results from the gross negligence or willful misconduct of Landlord or any of its duly authorized agents or employees. Tenant’s indemnity obligations under this Paragraph shall survive the expiration or earlier termination of this Lease. The indemnification provided by this Article is subject to the Landlord’s waiver of recovery specified above, to the extent of Landlord’s recovery of loss proceeds under policies of insurance described above.

ARTICLE 11. NON-LIABILITY FOR CERTAIN DAMAGES

11.1 Except as specifically provided herein, Landlord and Landlord’s Related Parties shall have no responsibility or liability to Tenant, or to Tenant’s officers, directors, shareholders, partners, employees, agents, contractors or invitees, and Tenant hereby waives and releases any claims against Landlord and Landlord’s Related Parties for all bodily injury, death, property damage, business interruption, loss of profits, loss of trade secrets or other direct, consequential or special damages, including but not limited to (a) force majeure, (b) vandalism, theft, burglary, robbery, rape, murder, assault and other criminal acts (other than those committed by Landlord and its employees), (c) water leakage, the backing up of drains or flooding, or (d) the repair, replacement, maintenance, damage, or destruction of the Leased Premises.

11.2 Any and all security of any kind for Tenant, Tenant’s agents, employees or invitees, the Leased Premises, or any personal property thereon (including, without limitation, any personal property of any sublessee) shall be the sole responsibility and obligation of Tenant, and shall be provided by Tenant at Tenant’s sole cost and expense. Tenant acknowledges and agrees that the Landlord shall have no obligation or liability whatsoever with respect to the same.

ARTICLE 12. DAMAGE BY CASUALTY

12.1 Tenant shall give prompt notice to Landlord of any damage caused to the Leased Premises by fire or other casualty.

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12.2 In the event (a) the Leased Premises are totally destroyed, (b) the Leased Premises are partially destroyed but in Landlord’s reasonable opinion, cannot be restored to an economically viable and quality project, (c) the insurance proceeds payable to Landlord as result of such fire or casualty are, in Landlord’s reasonable opinion, inadequate to restore the portion remaining to an economically viable and quality project, or (d) less than 12 full calendar months remain in the Lease Term, Landlord may, at its election exercisable by the giving of notice to Tenant within sixty (60) days after the fire or casualty, terminate this Lease as of the date of such fire or casualty. Landlord shall notify Tenant within sixty (60) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Leased Premises. If the restoration time is estimated to exceed 6 months, Tenant may elect to terminate this Lease by giving notice to Landlord no later than thirty (30) days after Landlord’s notice. If this Lease is not terminated as a result of fire or casualty, Landlord shall restore the Leased Premises to substantially the condition in which the same existed prior to the fire or casualty. Landlord’s obligation to rebuild and repair shall in any event be limited to restoring the Leased Premises to substantially the condition in which the same existed prior to such casualty, exclusive of any alterations, additions, improvements, fixtures or equipment installed by Tenant. Tenant agrees that promptly after completion of such work by Landlord, Tenant will proceed with reasonable diligence and at Tenant’s sole cost and expense, to restore, repair and replace all alterations, additions, improvements, fixtures, signs and equipment installed by Tenant. Tenant shall, subject to delays arising from the collection of insurance proceeds or from Force Majeure events, promptly re-enter the Leased Premises and commence doing business in accordance with this Lease. During the period of restoration by Landlord, Rent shall be abated to the extent that the Leased Premises are rendered untenable.

12.3 Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by mortgage or deed of trust covering the Leased Premises requires that the insurance proceeds be applied to such indebtedness, Landlord shall have the right to terminate this Lease by delivering notice of termination to Tenant within thirty (30) days after such requirement is made known by any such holder, whereupon all rights and obligations under this Lease, except those that expressly survive termination, shall cease and terminate.

ARTICLE 13. CONDEMNATION

13.1 If during the Lease Term, an authority with the power of eminent domain condemns all of the Leased Premises, then this Lease shall terminate on the date such authority takes possession of the Leased Premises. If less than all the Leased Premises is condemned, then Tenant shall have the right to terminate this Lease if such portion of the improvements on the Leased Premises should be condemned in such a manner that the balance of the Leased Premises is not fit for the continued use by Tenant for the Permitted Use. Tenant shall exercise the termination rights of this Paragraph no later than thirty (30) days after the condemning authority takes possession of the portion of the Leased Premises. Immediately upon the taking of possession of the portion of the Leased Premises taken by the condemning authority, if this Lease is not terminated, the Rent shall be reduced to such extent as may be fair and reasonable under the circumstances, as reasonably determined by the parties.

13.2 Upon receipt of the condemnation funds from the condemning authority, in the event Tenant does not elect to terminate this Lease pursuant to the above Paragraph, Landlord shall restore the Leased Premises remaining after the taking to substantially the same condition to which they existed prior to the taking. Any such restoration work shall be performed within a reasonable time period, done diligently and continually until completed. The Landlord’s obligation to rebuild and repair shall in any event be limited to restoring the Leased Premises to substantially the condition in which the same existed prior to such condemnation, exclusive of alterations, additions, improvements, fixtures or equipment installed by Tenant. Tenant shall, subject to delays arising from the collection of condemnation proceeds or from Force Majeure events, promptly re-enter the Leased Premises and commence doing business in accordance with this Lease.

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13.3 Any restoration work by Landlord on the Leased Premises performed under Article 12 or this Article 13 shall not constitute an eviction or disturbance of Tenant’s use or possession of the Leased Premises or a breach by Landlord of any of its obligations under this Lease or render Landlord liable for damages or entitle Tenant to be relieved from any of its obligations under this Lease (with the exception of a proportionate reduction in Rent) or grant Tenant any right of off-set or recoupment.

13.4 All sums awarded or agreed upon between Landlord and the condemning authority for the taking of the fee and any and all improvements thereon, whether as damages or as compensation, will be the property of Landlord. All sums awarded or agreed upon between Tenant and the condemning authority for the taking of Tenant’s leasehold interest in the Leased Premises and Tenant’s removable trade fixtures, if any, and Tenant’s moving and relocation expenses, if any, will be the property of Tenant, and Tenant hereby assigns to Landlord all other proceeds awarded for the condemnation of the Leased Premises.

ARTICLE 14. ASSIGNMENT AND SUBLETTING

14.1 Tenant shall not assign this Lease nor sublet all or any part of the Leased Premises without the prior written consent of Landlord. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of this Paragraph shall be void. Upon the occurrence of an Event of Default (as defined below), if all or any part of the Leased Premises are then sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the subtenant all Rent becoming due to the Tenant by reason of the subletting.

Notwithstanding the foregoing, Tenant may, without Landlord's consent, (i) assign this Lease in connection with a sale of all or substantially all of its assets or all or substantially all of its assets relating to the business conducted by Tenant on the Premises; or (ii) mortgage or otherwise pledge its leasehold interest in this Lease to its current or future lender(s) (and such mortgagee or pledgee may, without Landlord’s consent, foreclose on or otherwise transfer their interest or title herein, or have Tenant transfer its interest or title herein in lieu of foreclosure or similar proceedings, to a successor mortgagee or pledgee or a third-party purchaser).

Notwithstanding any subletting, mortgaging, or assignment by Tenant or any collection of sums by Landlord from any assignee or subtenant, or for any other action or reason whatsoever, Tenant shall remain fully liable for the performance of all covenants in this Lease to be performed by the “tenant” during the Lease Term.

14.2 Landlord shall have the right to transfer, assign, or encumber in whole or in part, its rights and obligations in the Leased Premises or this Lease, or any portion thereof. In the event of the transfer and assignment by Landlord of its interest in this Lease to a person expressly assuming the Landlord’s obligations under this Lease, Landlord shall thereby be released from any further responsibility hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations.

ARTICLE 15. PROPERTY TAXES AND ASSESSMENTS

Tenant shall be liable for all real estate and personal property taxes levied or assessed against the Leased Premises and any personal property or fixtures placed in the Leased Premises. If any such taxes are levied or assessed against Landlord or Landlord’s property and (a) Landlord pays the same, or (b) the assessed value of Landlord’s property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then, upon demand, Tenant shall pay to Landlord such taxes. Tenant’s obligation shall survive the expiration or earlier termination of this Lease.

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ARTICLE 16. DEFAULTS AND REMEDIES

16.1 Each of the following events shall be deemed to be an “Event of Default” by Tenant under this Lease:

A.	Tenant shall fail to pay any installment of Rent within five (5) days after receipt of written notice from Landlord.

B.	Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled, terminated, expire, reduced, or materially changed, except, in each case, as permitted in this Lease, for a period of five (5) days after notice from Landlord.

C.	Tenant shall fail to comply with any term, provision, or covenant of this Lease, other than those specifically referred to in Paragraph A or B above, and shall not begin and pursue with reasonable diligence the cure of such failure within fifteen (15) days after written notice thereof to Tenant.

D.	Tenant shall become insolvent, make an assignment for the benefit of creditors, or file a petition under any section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States of America or any State thereof.

E.	A receiver or trustee shall be appointed for the Leased Premises or for all or substantially all of the assets of Tenant.

16.2 Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies in addition to all other rights, remedies and recourses afforded Landlord hereunder or by law or equity, without any notice or demand whatsoever, except as may be specifically provided herein:

A.	Terminate this Lease.

B.	Enter upon and take possession of the Leased Premises without terminating this Lease.

C.	Enter upon the Leased Premises using whatever legal means available to Landlord, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, unless caused by the gross negligence or willful misconduct of Landlord.

16.3 Upon any such Event of Default, Tenant shall immediately upon demand surrender the Leased Premises to Landlord, and if Tenant fails so to do, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying such Leased Premises or any part thereof using whatever legal means available to Landlord. Pursuit of any remedy herein provided shall not constitute a forfeiture or violation of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default.

16.4 If Landlord terminates this Lease, at Landlord’s option, Tenant shall be liable for and shall pay to Landlord, the sum of all Rent and other payments owed to Landlord hereunder accrued to the date of such termination, plus, as liquidated damages, an amount equal to (a) the present value (using the current “prime” interest rate quoted in the Wall Street Journal, or should such index no longer exist, a comparable index) of the total Rent and other payments owed hereunder for the remaining portion of the Lease Term, calculated as if the Lease Term expired on the date set forth in Section 1.1, (b) less the then fair market rental of the Leased Premises for such period, similarly discounted. Tenant’s obligations under this Paragraph shall survive the expiration or earlier termination of this Lease.

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16.5 If Landlord repossesses the Leased Premises without terminating the Lease, Tenant, at Landlord’s option, shall be liable for and shall pay Landlord on demand all Rent and other payments owed to Landlord hereunder, accrued to the date of such repossession, plus all amounts required to be paid by Tenant to Landlord until the date of expiration of the Lease Term as stated in Section 1.1, diminished by all amounts received by Landlord through reletting of the Leased Premises during such remaining term (but only to the extent of the Rent herein reserved). Actions to collect amounts due by Tenant to Landlord under this Paragraph may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Lease Term. Tenant’s obligations under this Paragraph shall survive the expiration or earlier termination of this Lease.

16.6 If Landlord repossesses the Leased Premises pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use, or (ii) remove and store, all of the furniture, fixtures and equipment at the Leased Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (“Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of such instrument.

16.7 Upon termination of this Lease or upon termination of Tenant’s right to possession of the Leased Premises, Landlord may, but shall not be obligated to, attempt to relet the Leased Premises. If Landlord does elect to relet, Landlord may relet such portion of the Leased Premises, for such period, to such tenant, and for such use and purpose as Landlord, in the exercise of its reasonable discretion, may choose. Tenant shall not be entitled to the excess of any rent obtained by reletting over the Rent herein reserved.

16.8 The rights, remedies and recourses of Landlord for an Event of Default shall be cumulative and no right, remedy or recourse of Landlord, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other.

16.9 Provisions of this Lease may not be waived orally or impliedly, but only by the party entitled to the benefit of the provision evidencing the waiver in writing. Thus, neither the acceptance of Rent by Landlord following an Event of Default (whether known to Landlord or not), nor any other custom or practice followed in connection with this Lease, shall constitute a waiver by Landlord of such Event of Default or any other or future Event of Default. Further, the failure by Landlord to complain of any action or inaction by Tenant, or to assert that any action or inaction by Tenant constitutes (or would constitute, with the giving of notice and the passage of time) an Event of Default, regardless of how long such failure continues, shall not extinguish, waive or in any way diminish the rights, remedies and recourses of Landlord with respect to such action or inaction. No waiver by Landlord of any provision of this Lease or of any breach by Tenant of any obligation of Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant of the same or any other provision hereof. Landlord’s consent to any act by Tenant requiring Landlord’s consent shall not be deemed to render unnecessary the obtaining of Landlord’s consent to any subsequent act of Tenant. No act or omission by Landlord (other than Landlord’s execution of a document acknowledging such surrender) or Landlord’s agents, including the delivery of the keys to the Leased Premises, shall constitute an acceptance of a surrender of the Leased Premises.

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16.10 Upon any Event of Default, Tenant shall also pay to Landlord all reasonable costs and expenses incurred by Landlord, including court costs and expenses incurred by Landlord, in (a) retaking or otherwise obtaining possession of the Leased Premises, (b) removing and storing Tenant’s or any other occupant’s property, (c) repairing, restoring, or otherwise putting the Leased Premises into as good a condition as that in which it was originally delivered to Tenant, (d) reletting all or any part of the Leased Premises, (e) paying or performing the underlying obligation which Tenant failed to pay or perform, or (f) enforcing any of Landlord’s rights, remedies or recourses arising as a consequence of the Event of Default. Tenant’s obligations under this Paragraph shall survive the expiration or earlier termination of this Lease.

16.11 If Tenant shall fail to pay any installment of Rent within five (5) days after receipt of written notice from Landlord more than two (2) times within a Lease Year, Tenant agrees to pay a late fee of $30 per day for each day after the due date that rent is not delivered to Landlord.

16.12 Landlord shall be in default hereunder only if Landlord has failed, within thirty (30) days from the receipt by Landlord of notice from Tenant of any alleged default by Landlord, to begin and pursue with reasonable diligence the cure of any alleged and actual default of Landlord hereunder. Unless or until Landlord fails to commence cure any default after the receipt of such notice and the passage of such time, Tenant shall not have any remedy or cause of action by reason thereof. In the event of any default by Landlord, Tenant’s exclusive remedy shall be an action for damages or a suit for specific performance (Tenant hereby waiving the benefit of any laws granting Tenant a lien upon the property of Landlord and/or upon Rent due to Landlord or the right to terminate this Lease). The obligations of Tenant to pay Rent and to perform the other undertakings of Tenant hereunder constitute independent unconditional obligations to be performed at the times specified hereunder, regardless of any breach or default by Landlord hereunder. Tenant shall have no right, and Tenant hereby waives and relinquishes all rights which Tenant might otherwise have, to withhold, deduct from or offset against any Rent or other sums to be paid to Landlord by Tenant. Landlord’s obligations hereunder shall be construed as covenants, not conditions.

16.13 If Landlord defaults under this Lease and, as a consequence of the default, Tenant recovers a money judgment against Landlord and/or any of the Landlord Related Parties, the judgment shall be satisfied only out of, and Tenant hereby agrees to look solely to, the interest of Landlord and/or any of the Landlord Related Parties in the Leased Premises as the same may then be encumbered, and neither Landlord nor any Landlord Related Parties shall otherwise be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord or any of the Landlord Related Parties other than their interest in the Leased Premises. Under no circumstances whatsoever shall Landlord or any Landlord Related Party ever be liable hereunder in any capacity for consequential damages or special damages. The foregoing limitations shall survive the expiration or earlier termination of this Lease.

ARTICLE 17. SURRENDER AND HOLDING OVER

17.1 Upon the expiration or termination of the Lease Term for whatever cause, or upon the exercise by Landlord of its right to re-enter the Leased Premises without terminating this Lease, Tenant shall immediately, quietly and peaceably surrender to Landlord possession of the Leased Premises in “broom clean” and good order, condition and repair, except only for ordinary wear and tear, and damage by casualty not covered by Section 6.4. If Tenant fails to surrender possession as herein required, Landlord may initiate any and all legal action as Landlord may elect to dispossess Tenant and all of its property, and all persons or entities claiming by, through or under Tenant and all of their property, from the Leased Premises, and may remove from the Leased Premises and store (without any liability for loss, theft, damage or destruction thereto) any such property at Tenant’s cost and expense. If Tenant fails to surrender possession of the Leased Premises in the condition herein required, Landlord may, at Tenant’s expense, restore the Leased Premises to such condition.

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17.2 For so long as Tenant remains in possession of the Leased Premises after the expiration or termination of the Lease Term, or exercise by Landlord of its re-entry right, Tenant shall be deemed to be occupying the Leased Premises as a tenant-at-sufferance, subject to all of the obligations of Tenant under this Lease, except that the daily Rent shall be twice the per day Rent in effect immediately prior to such expiration, termination or exercise by Landlord. No such holding over shall extend the Lease Term. Tenant shall be liable to Landlord for all loss or damage on account of any such holding over against Landlord’s will after the termination of this Lease, whether such loss or damage may be contemplated at this time or not.

17.3 Tenant’s obligations under this Article 17 shall survive the expiration or earlier termination of this Lease.

ARTICLE 18. SUBORDINATION AND ESTOPPEL

18.1 Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, or other lien presently existing or hereafter placed upon the Leased Premises, and to any renewals and extensions thereof; but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority, if it so elects at any time, to subordinate this Lease to any mortgage, deed of trust, or other lien hereafter placed upon the Leased Premises. Tenant agrees, upon demand to execute such further instruments subordinating this Lease as Landlord may reasonably request, to evidence such subordination. In the event that Tenant should fail to execute any such instrument promptly as reasonably requested, Tenant hereby irrevocably constitutes Landlord its attorney-in-fact to execute such instrument in Tenant’s name, place and stead. Upon the written request of any person or party succeeding to the interest of Landlord under this Lease, Tenant shall automatically become the tenant of and attorn to such successor in interest without any change in any of the terms of this Lease. In the event the Leased Premises is encumbered by any mortgage, deed of trust, or other lien, Tenant shall have the right to request that Landlord use reasonable efforts to obtain a non-disturbance agreement on said lien holder’s standard form.

18.2 Landlord and Tenant shall promptly execute and deliver to each other within twenty (20) days of request, a certificate stating:

A.	Whether or not the Lease is in full force.

B.	Whether or not the Lease has been modified or amended in any respect, and submit such copies of such modifications or amendments, if any.

C.	Whether or not there are any existing defaults under the Lease as far as the party executed the certificate knows and specifying the nature of such defaults, if any.

D.	Such other information to the responding party’s knowledge as may be reasonably requested.

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ARTICLE 19. NOTICES

19.1 Except as otherwise provided herein, all notices, demands, requests, and other communications required or permitted hereunder shall be given in writing and sent by personal delivery, or expedited delivery service with proof of delivery, or United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the addressee at such party’s address set forth in Section 1.1 above, or to such other address as such party may specify by written notice, sent in accordance with this Paragraph at least ten (10) days prior to the date of the giving of such notice. Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery, or in the case of mail, three (3) days after the date of deposit in an official depository of the United States mail, or in the case of delivery service, upon receipt. To the extent actual receipt is required, rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was received shall be deemed to be receipt of the notice, demand, request or other communication sent.

ARTICLE 20. ENVIRONMENTAL COVENANTS/INDEMINTY

20.1 Tenant covenants that (1) no activity will be conducted on the Leased Premises that will produce any Substance (as defined below), except for such activities that are part of the ordinary course for the Permitted Use provided the Permitted Use is conducted in accordance with all Environmental Laws (as defined below); (2) the Leased Premises will not be used in any manner for the storage of any Substances except for the temporary storage of such materials that are used in the ordinary course of the Permitted Lease (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws; (3) no portion of the Leased Premises will be used as a landfill or a dump; (4) Tenant will not install any underground tanks of any type; (5) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (6) Tenant will not permit any Substances to be brought onto the Leased Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. The term “Substances”, as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use, storage, handling, disposal, transportation or removal of which is regulated, restricted prohibited or penalized by any “Environmental Law”, which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment and shall specifically include, but not be limited to, any “hazardous substance” as that term is defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and any amendments or successors in function thereto. Landlord or Landlord’s representative shall have the right but not the obligation to enter the Leased Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency or Environmental Law. Should it be determined, in Landlord’s sole opinion, that Permitted Materials are being improperly stored, used, or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within 24 hours, Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs associated with said work. If at any time during or after the Lease Term the Leased Premises are found to be so contaminated or subject to said conditions, Tenant shall diligently institute proper and thorough cleanup procedures at Tenant’s sole cost, and Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages, fines, reimbursement, restitution, response costs, cleanup costs, and obligations (including investigative responses and attorney’s fees) of any nature arising from or as a result of the use of the Leased Premises during the Lease Term in violation of the covenants of this Section 20.1. The foregoing indemnification obligations of Tenant and the responsibilities of Tenant under this Section 20.1 shall survive the expiration or earlier termination of this Lease.

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ARTICLE 21. MISCELLANEOUS

21.1 Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto. It is expressly understood and agreed that the parties have no relationship other than the relationship of landlord and tenant.

21.2 The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

21.3 Time is of the essence with respect to each date or time specified in this Lease by which an event is to occur. Notwithstanding the foregoing, whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, neither shall be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord or Tenant; provided, however, the foregoing shall not apply to any payment of money.

21.4 The laws of the State of Missouri shall govern the interpretation, validity, performance, and enforcement of this Lease. If any provision of this Lease should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby.

21.5 Landlord hereby covenants and agrees that if Tenant shall timely perform all of the covenants and agreements herein required to be performed on the part of Tenant, Tenant shall, subject to the terms of this Lease, at all times during the continuance of this Lease have the peaceable and quiet enjoyment and possession of the Leased Premises.

21.6 Words of any gender used in this Lease shall be held and construed to include any gender and words in the singular number shall be held to include the plural, unless the context otherwise requires.

21.7 This Lease, together with the attached Exhibits, contains the entire agreement between the parties, and supersedes any prior understandings or written or oral agreements between the parties. No amendment, modification or alteration of this Lease shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

21.8 The terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and their respective successors in interest and permitted assigns. All rights, powers, privileges, immunities and duties of Landlord under this Lease, including but not limited to any notices required or permitted to be delivered by Landlord to Tenant hereunder, may, at Landlord’s option, be exercised or performed by an agent of Landlord or Landlord’s attorney. All rights, powers, privileges, immunities and duties of Tenant under this Lease, including but not limited to any notices required or permitted to be delivered by Tenant to Landlord hereunder, may, at Tenant’s option, be exercised or performed by an agent of Tenant or Tenant’s attorney.

21.9 Each party warrants and represents that it has not incurred or authorized any brokerage commission, finder’s fees or similar payments in connection with this Lease, and agrees to defend, indemnify and hold the other party harmless from and against any claim for brokerage commission, finder’s fees or similar payment arising by virtue of authorization of such party, or any affiliate of such party, in connection with this Lease.

21.10 Any amount due from Tenant to Landlord which is not paid within five (5) days after when due shall bear interest at the lesser of the maximum rate allowed by law, or 18% per annum, from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default in payment.

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21.11 Each party warrants and represents to the other party that (a) it is duly organized, legally existing, and in good standing in its state of formation; (b) it has full right and authority to execute, deliver and perform this Lease; and (c) the person executing this Lease on its behalf was authorized to do so.

21.12 Neither this Lease (including any Exhibit hereto) nor any memorandum hereof shall be recorded without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

21.13 This Lease may be executed in multiple counterparts (including by means of facsimile or portable document format (pdf) signature pages), each of which shall be an original, but all of which shall constitute but one instrument. This Lease, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (pdf), shall be treated in all manner and respects as an original thereof and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto, the other party shall re-execute original forms hereof and deliver them to the other parties. No party hereto shall raise the use of a facsimile machine or electronic transmission in portable document format (pdf) to deliver a signature or the fact that any signature or document was transmitted or communicated through the use of a facsimile machine or electronic transmission in portable document format (pdf) as a defense to the formation of a contract, and each such party forever waives any such defense.

21.14 Both parties waive trial by jury and agree all disputes are to be resolved by an arbitration proceeding to be held and conducted in the County of St. Louis, State of Missouri in accordance with the provisions of Chapter 435 of the revised statutes of Missouri.

[Remainder of Page Left Intentionally Blank. Signature Page(s) to Follow.]

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IN WITNESS WHEREOF, the parties have caused this Lease to be signed effective as of the date and year first set forth above.

LANDLORD:		TENANT:

S.H.J., L.L.C.		1847 GOEDEKER INC.

By:	/s/ Steve Goedeker	By:	/s/ Robert D. Barry
Name:	Steve Goedeker	Name:	Robert D. Barry
Title:	Member	Title:	Chief Financial Officer

Date: April 5, 2019		Date: April 5, 2019

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EXHIBIT “A”

LEASED PREMISES

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